                                                        EXHIBIT 10.54


                      SIXTH AMENDMENT TO SECURITY AGREEMENT



         THIS SIXTH AMENDMENT TO SECURITY AGREEMENT (the "Sixth Amendment"), dated as of November 25, 1996, is made by and between

         CONSO PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of South Carolina (the "Borrower"); and

         NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States (the "Bank").


RECITALS:
---------

         A. The Borrower and the Bank entered into that certain Security Agreement, dated May 6, 1994, as amended (the "Security
Agreement").

         B. The Borrower and the Bank have agreed to modify and amend the Security Agreement as set forth herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Recital A of the Security Agreement is hereby amended in its entirety so that such Recital now reads as follows:

                           A. The Bank has agreed to extend a revolving credit
                  facility to the Borrower and British Trimmings Limited pursuant to the terms and conditions of a Loan Agreement, dated November 25, 1996, by and between the Borrower and the Bank (the "Loan Agreement") and other documents executed now or hereafter in connection therewith including, without limitation, promissory notes, guaranty agreements and letter of credit applications (hereinafter the Loan Agreement and all other documents executed now or hereafter in connection therewith shall be collectively referred to as the "Loan Documents").

         2. Except as hereby modified, all the terms and provisions of the Security Agreement remain in full force and effect.

         3. The Borrower will execute such additional documents as are reasonably requested by the Bank to reflect the terms and conditions of this Sixth Amendment and will cause to be delivered such certificates, legal opinions and other documents as are reasonably required by the Bank.

         4. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Sixth Amendment to produce or account for more than one counterpart.

         5. This Sixth Amendment and all other documents executed pursuant to the transactions contemplated herein shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their fully authorized officers as of the day and year first above written.

                                    CONSO PRODUCTS COMPANY

ATTEST:


By /s/ Konstance Findlay            By /s/ J. Cary Findlay
   ---------------------------         -----------------------------
Title Secretary                     Title Chairman
      ------------------------            --------------------------

      (Corporate Seal)


                                     NATIONSBANK, N.A.


                                     By: /s/ William A. Serenius
                                         ---------------------------
                                         William A. Serenius
                                         Senior Vice President



                                        3